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                                                           Exhibit No. 99.(b)(1)


                      DFA INVESTMENT DIMENSIONS GROUP INC.


                      ARTICLES SUPPLEMENTARY TO THE CHARTER



     DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation has authority to issue a total of Three Billion
(3,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of $30,000,000, all of which shall be considered common stock. The allocation of shares to each of its twenty-nine existing classes is as follows:

                                            Number of Shares of Common Stock
                                                 (par value $.01 per share)
      Class Designation                               Allocated
      -----------------                     --------------------------------

The U.S. Large Company                                 200,000,000
  Portfolio Shares

The U.S. 9-10 Small Company                            300,000,000
  Portfolio Shares

The DFA One-Year Fixed Income                          100,000,000
  Portfolio Shares

The DFA Five-Year Government                           100,000,000
  Portfolio Shares

The United Kingdom Small                                20,000,000
  Company Portfolio Shares

The Japanese Small Company                              20,000,000
  Portfolio Shares

The Continental Small Company                           50,000,000
  Portfolio Shares

The DFA Intermediate Government                        100,000,000
  Fixed Income Portfolio Shares

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The DFA Global Fixed Income                            100,000,000
  Portfolio Shares

The Pacific Rim Small Company                           20,000,000
  Portfolio Shares

The Large Cap International                            150,000,000
  Portfolio Shares

The U.S. 6-10 Small Company                            100,000,000
  Portfolio Shares


The U.S. Small Cap Value                               100,000,000
  Portfolio Shares

The U.S. Large Cap Value                               100,000,000
  Portfolio Shares

The DFA/AEW Real Estate                                100,000,000
  Securities Portfolio Shares

DFA International High Book                            100,000,000
  to Market Portfolio Shares

The Emerging Markets Portfolio                         100,000,000
  Shares

DFA International Small Cap                            100,000,000
  Value Portfolio Shares

VA Large Value Portfolio                                50,000,000
  Shares

VA Global Bond Portfolio                                50,000,000
  Shares

VA Small Value Portfolio                                50,000,000
  Shares

VA International Value                                  50,000,000
  Portfolio Shares

VA International Small                                  50,000,000
  Portfolio Shares

The VA Short-Term Fixed                                 50,000,000
  Portfolio Shares

Enhanced U.S. Large Company                            100,000,000
  Portfolio Shares


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DFA Two-Year Corporate Fixed                           100,000,000
  Income Portfolio Shares

DFA Two-Year Global Fixed                              100,000,000
  Income Portfolio Shares

DFA Two-Year Government                                100,000,000
  Portfolio Shares

International Small Company                            100,000,000
  Portfolio Shares

     The Board of Directors of the Corporation has adopted a resolution classifying and allocating one-hundred million (100,000,000) shares of the authorized, unissued and unallocated common stock (par value $.01 per share) of the Corporation to a new class of common stock designated "Emerging Markets Small Cap Portfolio."

     SECOND:   Following the aforesaid classification and allocation, the total number of shares of stock which the Corporation is authorized to issue is Three Billion (3,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Thirty Million Dollars ($30,000,000), and the allocation of shares to each of the thirty classes (each a "Class" and, collectively, the "Classes") is as follows:

                                            Number of Shares of Common Stock
                                               (par value $.01 per share)
     Class Designation                                  Allocated
     -----------------                      --------------------------------

The U.S. Large Company                                 200,000,000
  Portfolio Shares

The U.S. 9-10 Small Company                            300,000,000
  Portfolio Shares

The DFA One-Year Fixed Income                          100,000,000
  Portfolio Shares

The DFA Five-Year Government                           100,000,000
  Portfolio Shares

The United Kingdom Small                                20,000,000
  Company Portfolio Shares

The Japanese Small Company                              20,000,000
  Portfolio Shares

The Continental Small Company                           50,000,000
  Portfolio Shares


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The DFA Intermediate Government                        100,000,000
  Fixed Income Portfolio Shares

The DFA Global Fixed Income                            100,000,000
  Portfolio Shares

The Pacific Rim Small Company                           20,000,000
  Portfolio Shares

The Large Cap International                            150,000,000
  Portfolio Shares

The U.S. 6-10 Small Company                            100,000,000
  Portfolio Shares

The U.S. Small Cap Value                               100,000,000
  Portfolio Shares

The U.S. Large Cap Value                               100,000,000
  Portfolio Shares

The DFA/AEW Real Estate                                100,000,000
  Securities Portfolio Shares

DFA International High Book                            100,000,000
  to Market Portfolio Shares

The Emerging Markets Portfolio                         100,000,000
  Shares

DFA International Small Cap                            100,000,000
  Value Portfolio Shares

VA Large Value Portfolio                                50,000,000
  Shares

VA Global Bond Portfolio                                50,000,000
  Shares

VA Small Value Portfolio                                50,000,000
  Shares

VA International Value                                  50,000,000
  Portfolio Shares

VA International Small                                  50,000,000
  Portfolio Shares

The VA Short-Term Fixed                                 50,000,000
  Portfolio Shares


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Enhanced U.S. Large Company                            100,000,000
  Portfolio Shares

DFA Two-Year Corporate Fixed                           100,000,000
  Income Portfolio Shares

DFA Two-Year Global Fixed                              100,000,000
  Income Portfolio Shares

DFA Two-Year Government                                100,000,000
  Portfolio Shares

International Small Company                            100,000,000
  Portfolio Shares

Emerging Markets Small Cap                             100,000,000
  Portfolio Shares


     THIRD:    A description of the shares of each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

          (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of


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     earnings, surplus, or other lawfully available assets belonging to such
     Class.

          (3) The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

          (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

     FOURTH:   The shares aforesaid have been duly classified and allocated by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     FIFTH: The undersigned President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of October, 1996.


ATTEST:                            DFA INVESTMENT DIMENSIONS GROUP INC.



Irene R. Diamant                   By:  David G. Booth
------------------------------          -------------------------
Irene R. Diamant, Secretary             David G. Booth, President


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